Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this "Agreement") dated as of March 31, 2015 is made by and between Jabro Funding Corp., a New York corporation with principal address at 1 Cedar Lane, Glen Cove, NY 11542 (the "Seller"), and Iconic Holdings, LLC, a Delaware limited liability company with principal address at 7200 Wisconsin Ave., Suite 206, Bethesda, MD 20814 (the "Buyer").  As used herein, the term "Parties" shall be used to refer to the Seller and Buyer jointly.

WHEREAS:

A.            Seller warrants and represents that it owns and holds all right, title, and interest in that certain Convertible Promissory Note in the total amount of $15,500 with an original issuance date of February 18, 2014 (the "Note") as issued by HDS International Corp., a Nevada corporation (the "Company").

B.            Seller warrants and represents that the Note is being held by the Seller on March 31, 2015 (the "Note Transfer Date") and that the Note, with $15,500 in principal and $1,379.29 in accrued interest and penalties still outstanding, is a valid debt and a current obligation of the Company.

C.            Seller warrants and represents that it is not an officer, director, or, directly or indirectly, a 10% or more stockholder of the Company and has not been any such person at any time in the past one hundred twenty (120) days.

D.            The Parties acknowledge and agree that the Buyer seeks to acquire $16,879.29 of the Note (the "Note Portion") from the Seller.

E.            The Parties acknowledge and agree that the Seller seeks to sell and transfer all rights, title, and interest in and to the Note Portion to the Buyer and the Buyer seeks to acquire all rights, title, and interest in and to the Note Portion from the Seller as more particularly set forth in Section 1.01 of this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00            Purchase of the Note Portion from Seller. Subject to the contemporaneous closing of the Exchange Agreement between the Buyer and the Company and in consideration of the Buyer's payment of the aggregate sum of $25,780 (the "Purchase Price"), on or about March 31, 2015, but not prior to a portion of the converted stock underlying the Note Portion being accepted by the Buyer's brokerage firm and DTC (the "Note Closing Date"), Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to Buyer, and Buyer accepts all rights, title and interest in and to and the benefits of the Note Portion upon payment of the Purchase Price.  Buyer will deliver the Purchase Price to an escrow account and it will be released to Seller upon acceptance of shares by Buyer's brokerage firm per the Escrow Agreement.

Note Purchase Agreement
Iconic Holdings, LLC
HDS International Corp.
March 31, 2015

2.00            Representations and Warranties of the Buyer. Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.01            Organization; Authority.  The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, partnership power and authority to enter into and to consummate the transactions contemplated hereby, and the execution, delivery and performance by the Buyer of the transactions contemplated hereby have been duly authorized by the Buyer.

2.02            Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

3.00            Representations and Warranties of the Seller.  Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

3.01            Authorization of Agreement.  The Seller has full right, power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller's obligations hereunder.  This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.02            Title to the Note.  The Seller is the legal, record and beneficial owner of the Note and the Note Portion with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver the Note and the Note Portion and any and all rights and benefits thereto.

3.03            No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

3.04            Sophisticated Seller.  Seller is a sophisticated seller with respect to the Note Portion, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Note Portion and the Seller has independently and without reliance upon any Buyer made its/his own analysis and decision to enter into this Agreement and sell the Note Portion to Buyer.

4.00            Notices.  All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be personally served, sent via facsimile or e-mail, or sent in writing via an internationally recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid to the address of each party listed on the first page of this Agreement or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 8. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile or e-mail, immediately (iii) in the case of an internationally-recognized overnight courier, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Note Purchase Agreement
Iconic Holdings, LLC
HDS International Corp.
March 31, 2015

5.00            Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

6.00            Counterparts.  This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.00            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.00            Entire Agreement.  This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements except as expressly set forth herein.

9.00            Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

10.00            Governing Law and Arbitration.  This section is controlled by Section 3.00(i) of the Convertible Promissory Note dated March 31, 2015.

11.00                          Binding Arbitration.   Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California.  All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA").
12.00            Exhibit.The Parties acknowledge and agree that Exhibit A is an integral part of this Agreement and is incorporated by reference herein.

[The remainder of this page has been left intentionally blank.]

Note Purchase Agreement
Iconic Holdings, LLC
HDS International Corp.
March 31, 2015

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above-written.

FOR THE SELLER:

Jabro Funding Corp.

By:    LAWRENCE ROTHBERG

Name:  LAWRENCE ROTHBERG

Title:     PRESIDENT

FOR THE BUYER:

Iconic Holdings, LLC

By:    JUSTIN EDERLE

Name:  Justin Ederle

Title:               Manager

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

Note Purchase Agreement
Iconic Holdings, LLC
HDS International Corp.
March 31, 2015

EXHIBIT 1

COPY OF THE NOTE

(Attached is a copy of the Note originally dated February 18, 2014 as issued to Asher Enterprises, Inc. and later acquired by Jabro Funding Corp. on November 19, 2014 in the original principal amount of $15,500)

Note Purchase Agreement
Iconic Holdings, LLC
HDS International Corp.
March 31, 2015